EXHIBIT 21

WALTER ENERGY, INC.

Subsidiaries List

The following is a list of subsidiaries of the Company as of February 29, 2012.

Name of Subsidiary or Organization	Jurisdiction of Incorporation
Atlantic Development & Capital, LLC	DE
Atlantic Lease Co., LLC	DE
Belcourt Saxon Coal, Ltd.(1)	British Columbia
Belcourt Saxon Coal, LP.(2)	British Columbia
Black Warrior Methane Corp.(3)	AL
Black Warrior Transmission Corp.(4)	AL
Blue Creek Coal Sales, Inc.	AL
Cardem Insurance Co., Ltd.	Bermuda
Cambrian Investment Holdings, Ltd.	United Kingdom
Cambrian Marketing, Ltd.	Seychelles
Cambrian Mining, Ltd.	United Kingdom
Clearwater Energy, Inc.	AL
Coal International, Ltd.	United Kingdom
Deepgreen Minerals Corporation Pty, Ltd.	Australia
Dream Homes USA, Inc.	TX
Energy Aggregates, Ltd.(5)	United Kingdom
Energy Recovery Investments, Ltd.(6)	United Kingdom
Energybuild, Ltd	United Kingdom
Energybuild Group, Ltd.	United Kingdom
Energybuild Holdings, Ltd.	United Kingdom
Energybuild Mining, Ltd.	United Kingdom
Energybuild Opencast, Ltd.	United Kingdom
Falls Mountain Coal, Inc.	British Columbia
Hamer Properties, Inc.	WV
J.W. Walter, Inc.	DE
J.W.I. Holdings Corp.	DE
Jefferson Warrior Railroad Company, Inc.	AL
Jim Walter Homes of Arkansas, Inc.	AR
Jim Walter Homes, LLC	FL
Jim Walter Resources, Inc.	AL
JWH Holding Company, LLC	DE
King-Coal Corporation, Ltd.	United Kingdom
Kodiak Mining Company, LLC	DE
Land Holdings Corporation	DE
Maple Coal Co.	DE
Maple Coal Co.	United Kingdom
Mineral Extraction and Handling, Ltd.	United Kingdom
Pine Valley Coal, Ltd.	Alberta
Sloss-Sheffield Steel & Iron Company	AL
SP Machine, Inc.	DE
Taft Coal Sales & Associates, Inc.	AL
Tuscaloosa Resources, Inc.	AL
V Manufacturing Company	DE
Walter Black Warrior Basin, LLC	DE
Walter Coke, Inc.	DE
Walter Exploration & Production, LLC	DE

Name of Subsidiary or Organization	Jurisdiction of Incorporation
Walter Energy Canada Holdings, Inc.	British Columbia
Walter Home Improvement, Inc.	FL
Walter Land Company	DE
Walter Minerals, Inc.	DE
Walter Natural Gas, LLC	DE
Western Coal Corp.	British Columbia
Willow Creek Coal Partnership	British Columbia
Wolverine Coal Ltd.	British Columbia
0541237 B.C. Ltd.	British Columbia
0847918 B.C. Ltd.	British Columbia

(1)	Belcourt Saxon, Ltd. is a joint venture between Western Coal Corp. and Anglo American PLC. Each company owns 50% of the shares of Belcourt Saxon, Ltd.

(2)	Belcourt Saxon, LP. is a joint venture between Western Coal Corp. and Anglo American PLC. Each company owns 50% of the shares of Belcourt Saxon, LP.

(3)	Black Warrior Methane Corp. is a joint venture between Jim Walter Resources, Inc. and El Paso Production Company. Each company owns 50% of the stock of Black Warrior Methane Corp.

(4)	Black Warrior Transmission Corp. is a joint venture between Jim Walter Resources, Inc. and El Paso Production Company. Each company owns 50% of the stock of Black Warrior Transmission Corp.

(5)	Energy Recovery Investments, Ltd. is a joint venture between Energybuild, Ltd. and Coal Recovery Investments, Ltd. Each company own 50% of the shares of Energy Recovery Investment, Ltd.

(6)	Energybuild Aggregates, Ltd. is a joint venture between Energybuild, Ltd. and G D Harries & Sons Ltd. Each company owns 50% of the shares of Energybuild Aggregates, Ltd.